                                                                                    EXHIBIT 11
-------------------------------------------------------------------------------------------------
                              HOWELL CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE
                                 (Unaudited)
-------------------------------------------------------------------------------------------------

                                                          Three Months Ended   Nine Months Ended
                                                          ------------------   -----------------
                                                             September 30,       September 30,
                                                             -------------       -------------
                                                            1997       1996      1997     1996
                                                            ----       ----      ----     ----
                                                         (In thousands, except per share amounts)

PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings

Reconciliation of net income per statement of
  earnings to amount used in calculation of earnings
  per share - assuming no dilution:
   Net earnings from continuing operations ............   $   708   $ 1,506   $ 2,291   $ 4,505
   Subtract - Dividend to preferred shareholders ......       604       604     1,811     1,811
                                                          -------   -------   -------   -------
   Net earnings from continuing operations,
      as adjusted .....................................   $   104   $   902   $   480   $ 2,694
                                                          =======   =======   =======   =======

Discontinued operations:
   Net earnings (loss) from Howell Hydrocarbons
      (less applicable income taxes) ..................   $    54   $   184   $   512   $   (71)
                                                          =======   =======   =======   =======
  Gain on sale of Howell Hydrocarbons
(less applicable income taxes) ........................   $   245   $     0   $   245   $     0
                                                          =======   =======   =======   =======

Weighted average number of common shares
      outstanding .....................................     5,096     4,938     5,034     4,936
                                                          =======   =======   =======   =======

Earnings  (loss) per share - assuming no dilution :
   Continuing operations ..............................   $  0.02   $  0.18   $  0.10      0.55
   Discontinued operations ............................      0.01      0.04      0.10     (0.01)
   Gain on sale of Howell Hydrocarbons ................      0.05      0.00      0.05      0.00
                                                          -------   -------   -------   -------
   Net earnings per share assuming no dilution ........   $  0.08   $  0.22   $  0.25   $  0.54
                                                          =======   =======   =======   =======

Additional Primary Computation
------------------------------

Net earnings, as adjusted per primary computation above
   Continuing operations ..............................   $   104   $   902   $   480   $ 2,694
                                                          =======   =======   =======   =======
   Discontinued operations ............................   $    54   $   184   $   512   $   (71)
                                                          =======   =======   =======   =======
   Gain on sale of Howell Hydrocarbons ................   $   245   $     0   $   245   $     0
                                                          =======   =======   =======   =======

Adjustment to weighted average number of
   shares outstanding:
Weighted average number of shares outstanding
   per primary computation above ......................     5,096     4,938     5,034     4,936
Add - Dilutive effect of outstanding options
   (as determined by application of the treasury
      stock method) ...................................       298       103       188       100
                                                          -------   -------   -------   -------
Weighted average number of shares outstanding,
   as adjusted ........................................     5,394     5,041     5,222     5,036
                                                          =======   =======   =======   =======

Primary earnings (loss) per share, as adjusted (a):
   Continuing operations ..............................   $  0.02   $  0.18   $  0.09   $  0.53
   Discontinued operations ............................      0.01      0.04      0.10     (0.01)
   Gain on sale of Howell Hydrocarbons ................      0.05      0.00      0.05      0.00
                                                          -------   -------   -------   -------
Net earnings per share ................................   $  0.08   $  0.22   $  0.24   $  0.52
                                                          =======   =======   =======   =======

                                                                            Three Months Ended    Nine Months Ended
                                                                            ------------------    -----------------
                                                                               September 30,        September 30,
                                                                               -------------        -------------
                                                                               1997     1996        1997     1996
                                                                               ----     ----        ----     ----
                                           (In thousands, except per share amounts)


FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings

Net earnings, as adjusted per primary computation above
   Continuing operations .................................................   $   104   $   902   $   480   $ 2,694
                                                                             =======   =======   =======   =======
   Discontinued operations ...............................................   $    54   $   184   $   512   $   (71)
                                                                             =======   =======   =======   =======
   Gain on sale of Howell Hydrocarbons ...................................   $   245   $     0   $   245   $     0
                                                                             =======   =======   =======   =======

Weighted average number of common shares
  outstanding, per primary computation above .............................     5,096     4,938     5,034     4,936
                                                                             =======   =======   =======   =======

Earnings (loss) per share assuming full dilution:
Continuing operations ....................................................   $  0.02   $  0.18   $  0.10   $  0.55
   Discontinued operations ...............................................      0.01      0.04      0.10     (0.01)
   Gain on sale of Howell Hydrocarbons ...................................      0.05      0.00      0.05      0.00
                                                                             -------   -------   -------   -------
Net earnings per share assuming full dilution ............................   $  0.08   $  0.22   $  0.25   $  0.54
                                                                             =======   =======   =======   =======

Additional Fully Diluted Computation

Additional adjustment to net earnings,
  as adjusted per fully diluted computation above:
Net earnings, as adjusted per fully diluted
computation above from continuing operations .............................   $   104   $   902   $   480   $ 2,694
Add - Dividend to preferred shareholders .................................       604       604     1,811     1,811
                                                                             -------   -------   -------   -------

Net earnings from continuing operations,
as adjusted ..............................................................   $   708   $ 1,506   $ 2,291   $ 4,505
                                                                             =======   =======   =======   =======

Discontinued operations:
Net earnings (loss) from Howell Hydrocarbons
      (less applicable income taxes) .....................................   $    54   $   184   $   512   $   (71)
                                                                             =======   =======   =======   =======
  Gain on sale of Howell Hydrocarbons (less
      applicable income taxes) ...........................................   $   245   $     0   $   245   $     0
                                                                             =======   =======   =======   =======
Additional adjustment to weighted average number
  of shares outstanding:
Weighted average number of shares outstanding,
  per fully diluted computation above ....................................     5,096     4,938     5,034     4,936
Add - Dilutive effect of outstanding options
  (as determined by the application of the treasury
  stock method) ..........................................................       298       103       188       100
Shares issuable from assumed exercise of
   convertible preferred stock ...........................................     2,091     2,091     2,091     2,091
                                                                             -------   -------   -------   -------
Weighted average number of common shares,
as adjusted ..............................................................     7,485     7,132     7,313     7,127
                                                                             =======   =======   =======   =======

Fully diluted earnings (loss) per share:
Continuing operations ....................................................   $  0.09   $  0.21   $  0.31   $  0.63
Discontinued operations ..................................................      0.01      0.03      0.07     (0.01)
Gain on sale of Howell Hydrocarbons ......................................      0.03      0.00      0.03      0.00
                                                                             -------   -------   -------   -------
Fully diluted earnings per share (b) .....................................   $  0.13   $  0.24   $  0.41   $  0.62
                                                                             =======   =======   =======   =======

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) as required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in a dilution greater than 3%
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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